EXHIBIT 3 (i)

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                TSI INCORPORATED


                                    ARTICLE I

                The name of this corporation is TSI Incorporated.

                                   ARTICLE II

         This corporation has been formed for general business purposes.

                                   ARTICLE III

         The corporation shall have all of the powers granted or available under the laws of the State of Minnesota and laws amendatory thereof and supplementary thereto, including but not limited to the following:

         1. The power to acquire, own, pledge, dispose of and deal in shares of capital stock, rights, bonds, debentures, notes, trust receipts and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporation (including this corporation), associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government or by any state, territory, province, municipality or other political subdivision or by any governmental agency, domestic or foreign, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

         2. The power to aid in any manner any corporation, association, firm or individual, any of whose securities, evidences of indebtedness, obligations or stock are held by the corporation directly or indirectly, or in which, or in the welfare of which, the corporation shall have any interest, and to guarantee securities, evidences of indebtedness and obligations of other persons, firms, associations and corporations.

         3. The power to carry out all or any part of the purposes of this corporation as principal or agent, or in conjunction, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons might or could do.

                                   ARTICLE IV

         The duration of the corporation shall be perpetual.

                                    ARTICLE V

         The location and post office address of this corporation's registered office in this state shall be 500 Cardigan Road, Shoreview, Minnesota 55126-3996.

                                   ARTICLE VI

         The minimum amount of stated capital of this corporation shall not be less than One Thousand Dollars ($1,000.00).

                                   ARTICLE VII

         The total authorized capital stock of this corporation shall consist of thirty million (30,000,000) shares of common stock of the par value of ten cents ($.10) per share. Each holder of shares of common stock shall, at every meeting of shareholders, be entitled to one vote in person or by proxy for each share of stock held by such shareholder. All shares of common stock shall be equal in every respect.

         There shall be no cumulative voting. The shareholders of this corporation shall have no pre-emptive or preferential rights to subscribe for or purchase or receive any part of any unissued stock or securities of the corporation, whether now or hereafter authorized, or of any stock or securities issued and thereafter acquired by this corporation.

                                  ARTICLE VIII

         The business and affairs of this corporation shall be managed by or under the direction of a Board of Directors consisting of not more than nine (9) persons. The exact number of directors within the maximum limitation specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, but no decrease in the number of directors shall change the term of any director at the time thereof. The Board of Directors shall be divided into three classes, as nearly equal in number of directors as possible, as determined by the Board of Directors. Each class shall be elected for a term expiring at the annual meeting of shareholders held in the third successive year thereafter; provided, however, that at the 1986 annual meeting of shareholders one class shall be elected for a term expiring at the 1987 annual meeting of shareholders, one class for a term expiring at the 1988 annual meeting of shareholders, and one class for a term expiring at the 1989 annual meeting of shareholders. Each director shall continue in office until the annual meeting of shareholders in the year which his or her term expires and thereafter until his or her successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his or her death, resignation or removal from office.

         Newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors may be filled (a) by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or (b) by the affirmative vote of the holders of a majority of the shares present and entitled to vote for the election of directors. Directors so chosen by the Board of Directors or the shareholders to fill a vacancy or newly created directorship shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been appointed or elected expires.

         Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least 75% of the voting power of all of the shares of this corporation entitled to vote for the election of directors.

         The affirmative vote of the holders of at least 75% of the voting power of all of the shares of this corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII.

                                   ARTICLE IX

         The authority to make and alter the By-Laws of this corporation is hereby vested in the Board of Directors of this corporation to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to repeal or alter such By-Laws.

         Authority is hereby conferred upon and vested in the Board of Directors of this corporation to accept or reject subscriptions for shares of its capital stock, whether such subscriptions be made before or after its incorporation. The Board of Directors shall have the authority to issue shares of stock and securities of the corporation to the full amount authorized by these Articles of Incorporation, and shall have the authority to grant and issue rights to convert securities of the corporation into shares of stock of the corporation, options to purchase shares or securities convertible into shares, warrants, and other such rights or options, and to fix the terms, provisions and conditions of such rights, options and warrants, including the option price or prices at which shares may be purchased or subscribed for and the conversion basis or bases of such rights, options and warrants.

                                    ARTICLE X

         Except as provided in Article VIII and Article XI of the Articles of Incorporation, the shareholders of this corporation may, by a majority vote of all shares issued, outstanding and entitled to vote:

                  1. Authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets, including its goodwill, upon such terms and conditions and for such considerations, which may be money, shares, bonds, or other instruments for the payment of money or other property, as the Board of Directors deems expedient and in the best interests of the corporation;

                  2. Amend the Articles of Incorporation of this corporation for any reason or lawful purpose, and in the event that any such amendment adversely affects the rights of holders of shares of different classes, the affirmative vote of a majority of each such class shall be sufficient to adopt the amendment; and

                  3. Adopt and approve an agreement of merger or consolidation presented to them by the Board of Directors.

                                   ARTICLE XI

         A. In addition to the requirements of any applicable statute, the affirmative vote of shareholders holding not less than 75% of the outstanding shares of "Voting Stock" (as hereinafter defined) shall be required for the approval of any "Business Combination" (as hereinafter defined) involving this corporation and for the approval or authorization by this corporation, in its capacity as a shareholder, of any Business Combination involving a subsidiary of this corporation which requires the approval or authorization of the shareholders of the subsidiary, provided, however, that the 75% voting requirement shall not be applicable if:

                  1. A majority of all of the "Continuing Directors" (as hereinafter defined) by vote have expressly approved the Business Combination; or

                  2. The Business Combination is a merger, consolidation, exchange of shares or sale of all or substantially all of the assets of this corporation and the cash to be received per share in the Business Combination by holders of the common stock of this corporation (other than the "Related Person", as hereinafter defined) is not less than the highest per share price (including brokerage commissions, transfer taxes, soliciting dealers' fees and dealer-management compensation) paid by the Related Person in acquiring any of its holdings of this corporation's common stock (with appropriate adjustments for recapitalizations, stock splits, stock dividends and other changes to the corporation's capital structure).

         B.       For purposes of this Article XI.

                  1.       The term "Business Combination" shall mean:

                           (a) any merger or consolidation of this corporation
                  or a subsidiary of this corporation with or into a Related Person;

                           (b) any sale, lease, exchange, transfer or other
                  disposition (in one transaction or in series of related transactions), including, without limitation, a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets of this corporation (including, without limitation, any voting securities of a subsidiary of this corporation) or a subsidiary of this corporation to a Related Person;

                           (c) any sale, lease, exchange, transfer or other
                  disposition (in one transaction or in a series of related transactions) of all or any Substantial Part of the assets of a Related Person to this corporation or a subsidiary of this corporation;

                           (d) any issuance, sale, exchange, transfer or other
                  disposition of any securities of this corporation or a subsidiary of this corporation to a Related Person (except common stock issuable pursuant to the exercise of employee options to purchase, for each employee, during any twelve-month period, not more than one percent of the common stock outstanding during such period), including without limitation, any exchange of shares of this corporation or a subsidiary of this corporation for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of this corporation entitled to vote or the affirmative vote of this corporation in its capacity as a shareholder of the subsidiary;

                           (e) any acquisition by this corporation or a
                  subsidiary of this corporation of any securities of a Related Person or any securities of this corporation or a subsidiary of this corporation from a Related Person;

                           (f) any recapitalization or reclassification of the
                  securities of this corporation or a subsidiary of this corporation which would have the effect of increasing the voting power of the Related Person;

                           (g) any plan or proposal for the liquidation of this
                  corporation proposed by or on behalf of a Related Person; and

                           (h) any agreement, contract or other arrangement
                  providing for any of the transactions described in this definition of Business Combination.

                  2. The term "Related Person" shall mean and include any "Person" (as hereinafter defined) which, together with its "Affiliates" and "Associates" (as hereinafter defined), beneficially owns in the aggregate 20% or more of the voting power of the Voting Stock, and any Affiliate or Associate of any such Person. Beneficial ownership shall be determined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as in effect on June 27, 1986; provided, however, a Person shall also be deemed to be the beneficial owner of (a) any shares of Voting Stock which such Person or any of its Affiliates or Associates has the right to acquire at any time pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise, and (b) any shares of Voting Stock beneficially owned by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of the shares of Voting Stock.

                  3. The term "Person" shall mean any individual, corporation, partnership or other person or entity.

                  4. The term "Affiliate", used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

                  5. The term "Associate", used to indicate a relationship with a specified person, shall mean (a) any corporation or organization (other than this corporation or a majority-owned subsidiary of this corporation) of which such specified person is an officer or partner r is, directly or indirectly, the beneficial owner or ten percent or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of this corporation or any of its parents or subsidiaries.

                  6. The term "Voting Stock" shall mean all outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors. Each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be case by such shares.

                  7. The term "Continuing Director" shall mean any person then serving as a director of this corporation (a) who was a member of the Board of Directors of this corporation on July 17, 1986, or (b) who became a director after July 17, 1986 and whose election, or nomination for election by this corporation's shareholders was approved by a majority of all of the Continuing Directors, either by a specific vote or by approval of the proxy statement issued by this corporation on behalf of the Board of Directors in which such person is named as nominee for director; provided, however, that in no event shall a director who announces that he or she has a conflict of interest with respect to, and refrains from voting on, the Business Combination in question be deemed to be a Continuing Director for purposes of such vote.

                  8. The term "Substantial Part" shall mean more than 25% of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

         C. For the purposes of this Article XI, the Continuing Directors by a majority vote shall have the power to make a binding determination as to: (i) the number of shares of Voting Stock of this corporation that any person or entity beneficially owns; (ii) whether a person or entity is an Affiliate or Associate of another; (iii) whether the assets subject to any Business Combination constitute a Substantial Part; (iv) whether any Business Combination is one in which a Related Person has an interest; (v) whether the cash to be received per share by holders of common stock of this corporation other than the Related Person in a Business Combination is an amount at least equal to the highest per share price paid by the Related Person; and (vi) such other matters with respect to which a determination is required under this Article XI.

         D. The affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock of this corporation shall be required to amend or repeal, or to adopt any provision inconsistent with this Article XI.

                                   ARTICLE XII

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date when this Article becomes effective. If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director or the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.